UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

ENvue Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEED	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2026, ENvue Medical, Inc. (the “Company”) received a letter (the “Staff Determination Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the closing bid price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), has been below $1.00 per share for the previous 30 consecutive business days (from May 26, 2026 through July 8, 2026) and, as a result, the Company is not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

Ordinarily, a company that fails to meet the Minimum Bid Price Requirement would be afforded a 180-calendar day compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Staff has determined that the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A), because the Company has effected a reverse stock split over the prior one-year period. As previously disclosed, the Company effected a 1-for-10 reverse stock split of the Common Stock on August 12, 2025.

The Company intends to timely request a hearing before the Panel to appeal the Staff’s determination, in accordance with the procedures set forth in the Nasdaq Listing Rule 5800 Series. A timely request for a hearing will stay any suspension or delisting action pending the Panel’s decision. There can be no assurance that the Company’s request for continued listing will be granted or that the Company will be able to regain and maintain compliance with the Minimum Bid Price Requirement or all other applicable requirements for continued listing on The Nasdaq Capital Market.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s intent to request a hearing before the Panel, the Company’s ability to regain and maintain compliance with the Minimum Bid Price Requirement and other applicable Nasdaq continued listing requirements, and the outcome of any Panel hearing. Forward-looking statements are subject to a number of risks and uncertainties, including that the Panel may deny the Company’s request for continued listing or condition continued listing on requirements that the Company may not be able to satisfy, that the Company may not regain compliance with the Minimum Bid Price Requirement, and other risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVUE MEDICAL, Inc.

Date: July 10, 2026	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer